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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62044) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46234, 333-81707, 333-57773, 333-50667, 033-72372, 333-82081, 333-29541, and 033-62527) of Flowserve Corporation of our report dated February 3, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 20, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS